UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule lea-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011, the Board of Directors of Starwood Property Trust, Inc. (the “Company”) appointed Andrew J. Sossen as Chief Operating Officer and Michael Berry as Chief Accounting Officer, each effective July 28, 2011.

Mr. Sossen, age 34, will continue to serve as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, roles he has held since joining the Company in January 2010.  Mr. Sossen has also served as Executive Vice President of SPT Management, LLC, the Company’s external manager, since January 2010.   Prior to joining the Company, Mr. Sossen represented Kolhberg Kravis Roberts & Co. as General Counsel at KKR Asset Management and its affiliated public and private funds, from 2006 through 2009.

Mr. Berry, age 43, joined the Company in January 2011 and has served since April 2011 as Chief Accounting Officer of SPT Management, LLC, the Company’s external manager.  Mr. Berry provided consulting services to a global real estate advisory firm from January 2010 through January 2011, and served as an audit partner within the real estate services group of PricewaterhouseCoopers from June 2006 through January 2010.

See the information disclosed under the heading “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2011 for a description of certain relationships between the Company and SPT Management, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2011	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Authorized Signatory